Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Stephen L. Rohde, the President, Chief Executive Officer, Treasurer, and Director of Premier Indemnity Holding Company (the “Company”), certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned’s knowledge, the Quarterly Report on Form 10-QSB of the Company for the fiscal quarter ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 14, 2007

Signature:	/s/ Stephen L. Rohde
Name:	Stephen L. Rohde
Title:	President, Chief Executive Officer,
Treasurer, and Director
(Principal executive, financial, and
accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.